Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2020

Livermore, Calif., August 11, 2020 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its second quarter ended June 30, 2020:

Second Quarter Financial Highlights

•	Total revenues of $33.8 million, compared to revenues of $35.8 million in the prior year period

•
Net loss of approximately $7.2 million, or $(0.13) per diluted share, compared to a net loss of $6.4 million, or $(0.12) per diluted share, in the prior year period. Included in the net loss for the current period was a non-cash impairment to goodwill of $8.0 million

•
Adjusted net loss, excluding the non-cash goodwill charge was $0.7 million, or $(0.01) per diluted share, compared to an adjusted net loss of $6.5 million or $(0.12) per diluted share in the prior year period

•	Adjusted EBITDA of $4.3 million, compared to $(2.5) million in the prior year period

Second Quarter 2020 Results

Total revenues in the second quarter were $33.8 million, a decrease of 5.6% from revenues of $35.8 million in the prior year period. Healthcare revenues in the second quarter of 2020 were $14.6 million, an increase of 57.0%from revenues of $9.3 million in the prior year period. Recovery revenues in the second quarter were $16.2 million, a decrease of $5.9 million, or 26.7% from revenues of $22.1 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the second quarter were $3.0 million, a decrease of $1.4 million from the prior year period.

The Company recorded a non-cash impairment to goodwill of $8.0 million as of June 30, 2020. This is mainly due to the decrease in the Company’s stock price and associated market capitalization. There has been significant negative impact to the global economy and the public securities markets as a result of the COVID-19 pandemic since March 2020. As a result, the Company’s goodwill is at elevated risk of additional impairment should there be further decline in the Company’s stock price and associated market capitalization, which may result in a potentially material non-cash charge to earnings.

Net loss for the second quarter of 2020 was $7.2 million, or $(0.13) per share on a diluted basis, compared to net loss of $6.4 million or $(0.12) per share on a diluted basis in the prior year period. Adjusted net loss for the second quarter of 2020 was $0.7 million, resulting in $(0.01) per share on a diluted basis. This compares to an adjusted net loss of $6.5 million or $(0.12) per diluted share in the prior year period. Adjusted EBITDA for the second quarter of 2020 was $4.3 million as compared to $(2.5) million in the prior year period.

As of June 30, 2020, the Company had cash, cash equivalents and restricted cash of approximately $16.8 million.

Business Commentary and Outlook

“The safety and well-being of our associates has been our top priority during this pandemic, as a result, during the second quarter we successfully transitioned almost all our personnel, approximately 1,200 employees, to work remotely, and access to our physical sites was restricted to personnel who were required to perform critical business continuity activities. Through these and other proactive efforts, we performed relatively well throughout a challenging second quarter to ensure as much operational continuity as possible,” stated Lisa Im, CEO of Performant.

“Despite the various COVID-19 related challenges, our Healthcare business continues to grow, and our prospects withing the Healthcare market continue to be promising. We are thankful for the trust our new and existing clients have demonstrated in us, and we are gratified that our solid reputation is yielding significant wins in both the audit and eligibility markets,” concluded Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter 2020 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13707774. The telephonic replay will be available approximately three hours after the call, through August 18, 2020.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on our business, results of operations and financial condition as well as on the business operations and financial performance of many of our customers, that the Company may not have sufficient cash flows from operations to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2019 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,211	$3,373
Restricted cash	1,622	1,622
Trade accounts receivable, net of allowance for doubtful accounts of $518 and $237, respectively	20,593	27,170
Contract assets	977	1,339
Prepaid expenses and other current assets	3,220	3,329
Income tax receivable	2,024	164
Total current assets	43,647	36,997
Property, equipment, and leasehold improvements, net	18,010	18,769
Identifiable intangible assets, net	807	925
Goodwill	47,372	74,372
Right-of-use assets	5,559	6,834
Other assets	1,155	975
Total assets	$116,550	$138,872
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $91 and $130, respectively	$3,359	$3,320
Accrued salaries and benefits	4,416	6,126
Accounts payable	1,397	2,532
Other current liabilities	2,423	3,576
Deferred revenue	1,062	83
Estimated liability for appeals and disputes	1,215	1,018
Lease liabilities	2,609	2,775
Total current liabilities	16,481	19,430
Notes payable to related party, net of current portion and unamortized debt issuance costs of $1,576 and $2,301, respectively	57,561	58,562
Deferred income taxes	35	35
Earnout payable	375	475
Lease liabilities	4,024	4,984
Other liabilities	3,041	1,761
Total liabilities	81,517	85,247
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2020 and December 31, 2019 respectively; issued and outstanding 54,462 and 53,900 shares at June 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	81,680	80,589
Accumulated deficit	(46,652)	(26,969)
Total stockholders’ equity	35,033	53,625
Total liabilities and stockholders’ equity	$116,550	$138,872

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Revenues	$33,785	$35,830
Operating expenses:
Salaries and benefits	22,166	28,929
Other operating expenses	9,042	11,211
Impairment of goodwill	8,000	—
Total operating expenses	39,208	40,140
Loss from operations	(5,423)	(4,310)
Interest expense	(2,031)	(1,958)
Interest income	6	11
Loss before provision for (benefit from) income taxes	(7,448)	(6,257)
Provision for (benefit from) income taxes	(249)	142
Net loss	$(7,199)	$(6,399)
Net loss per share
Basic	$(0.13)	$(0.12)
Diluted	$(0.13)	$(0.12)
Weighted average shares
Basic	54,267	53,367
Diluted	54,267	53,367

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(19,683)	$(14,888)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets	25	—
Impairment of goodwill	27,000	—
Depreciation and amortization	2,795	4,557
Right-of-use assets amortization	1,275	1,335
Deferred income taxes	—	31
Stock-based compensation	1,340	1,218
Interest expense from debt issuance costs	763	543
Earnout mark-to-market	(162)	(912)
Changes in operating assets and liabilities:
Trade accounts receivable	6,577	2,217
Contract assets	362	—
Prepaid expenses and other current assets	109	(624)
Income tax receivable	(1,860)	179
Other assets	(180)	(24)
Accrued salaries and benefits	(1,710)	(281)
Accounts payable	(1,135)	556
Deferred revenue and other current liabilities	(112)	(341)
Estimated liability for appeals and disputes	197	105
Lease liabilities	(1,126)	(1,443)
Other liabilities	1,279	117
Net cash provided by (used in) operating activities	15,754	(7,655)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,943)	(3,062)
Net cash used in investing activities	(1,943)	(3,062)
Cash flows from financing activities:
Repayment of notes payable	(1,725)	(1,150)
Debt issuance costs paid	—	(25)
Taxes paid related to net share settlement of stock awards	(248)	(445)
Proceeds from exercise of stock options	—	34
Borrowings from notes payable	—	11,000
Net cash (used in) provided by financing activities	(1,973)	9,414
Net increase (decrease) in cash, cash equivalents and restricted cash	11,838	(1,303)
Cash, cash equivalents and restricted cash at beginning of period	4,995	7,275
Cash, cash equivalents and restricted cash at end of period	$16,833	$5,972

Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$15,211	$4,313
Restricted cash	1,622	1,659
Total cash, cash equivalents and restricted cash at end of period	$16,833	$5,972
Non-cash financing activities:
Recognition of warrants issued in debt financing	$—	$803

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Supplemental disclosures of cash flow information:
Cash received for income taxes	$2,309	$20
Cash paid for interest	$3,495	$2,551

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA:
Net loss	$(7,199)	$(6,399)	$(19,683)	$(14,888)
Provision for (benefit from) income taxes	(249)	142	(4,123)	313
Interest expense (1)	2,031	1,958	4,258	3,094
Interest income	(6)	(11)	(12)	(22)
Depreciation and amortization	1,255	2,245	2,795	4,557
Impairment of goodwill (5)	8,000	—	27,000	—
Earnout mark-to-market (6)	(162)	(1,188)	(162)	(912)
Stock-based compensation	649	719	1,340	1,218
Adjusted EBITDA	$4,319	$(2,534)	$11,413	$(6,640)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss):
Net loss	$(7,199)	$(6,399)	$(19,683)	$(14,888)
Stock-based compensation	649	719	1,340	1,218
Amortization of intangibles (2)	59	52	118	111
Impairment of goodwill (5)	8,000	—	27,000	—
Deferred financing amortization costs (3)	381	311	763	543
Earnout mark-to-market (6)	(162)	(1,188)	(162)	(912)
Tax adjustments (4)	(2,455)	29	(7,991)	(264)
Adjusted net income (loss)	$(727)	$(6,476)	$1,385	$(14,192)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted Net Income (Loss) Per Diluted Share:
Net loss	$(7,199)	$(6,399)	$(19,683)	$(14,888)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	6,472	(77)	21,068	696
Adjusted net income (loss)	(727)	(6,476)	1,385	(14,192)
Adjusted net income (loss) per diluted share	$(0.01)	$(0.12)	$0.03	$(0.27)
Diluted avg shares outstanding (7)	54,267	53,367	54,259	53,214

(1)	Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.

(2)	Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.

(3)	Represents amortization of capitalized financing costs related to our Credit Agreement.

(4)	Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.

(5)	Represents a non-cash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization.

(6)	Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.

(7)
While net loss for the six months ended June 30, 2020 is ($19,683), the computation of adjusted net income (loss) results in adjusted net income of $1,385. Therefore, the calculation of the adjusted net income per diluted share for the six months ended June 30, 2020 includes dilutive common share equivalents of 154 added to the basic weighted average shares of 54,105.